Exhibit 99.1
Wellman, Inc.
Debtor-in-Possession
Analysis of Financial Statements for DIP Compliance
October 2008
An analysis of the October 2008 operating results of Wellman, Inc. and subsidiaries (also referred to as “Wellman”, “we”, “our” and “us”) are presented below. Wellman, Inc. and certain subsidiaries filed for bankruptcy protection under the provisions of Chapter 11 on February 22, 2008. References to pre-petition and post-petition amounts are with respect to the February 22, 2008 filing date. In addition, reference to full year 2008 operating results reflects pre-petition and post-petition results.
On October 21, 2008, we sold the assets of our Johnsonville facility. The accompanying Financial Statements have the financial information for the Johnsonville facility segregated as discontinued operations
In addition, we continued the process of closing our Palmetto facility and our exit of the fiber business that was started in September and will be completed in November, 2008.
Consolidated Statement of Operations
Our gross profit from Continuing Operations decreased by $3.1 million in October compared to September (from a loss of $5.5 million to a loss of $8.6 million). While our current raw material margin, which is the difference between the current month’s per unit selling price and the current month’s per unit purchase price of raw materials, increased by approximately $3 million, this was more than offset by the currently negative effects of the FIFO method of accounting for inventory. SG&A costs were the same in October and September, 2008. Also, we recorded a restructuring charge of $7.3 million in September primarily for severance costs to close our Palmetto and Fort Mill facilities. As a result of the above items, we reported an operating loss of $10.3 million in October, compared to a $14.5 million operating loss in September. Interest expense was $1.1 million in October and September. Interest expense was calculated only on the amount borrowed under our Debtor-in-Possession Credit Agreement (the “DIP Facility”). Reorganization costs, which consisted primarily of legal fees related to the Chapter 11 filing, were $2.5 million in October, compared to $1.7 million in September. Our earnings from discontinued operations were $4.6 million in October compared to a loss of $10.9 million in September. The change is due primarily to an impairment charge of $9.0 million recorded in September to reflect the assets held for sale at their fair value. As a result of the above, our net loss decreased to $9.3 million in October, compared to $28.2 million for September 2008.

Wellman, Inc.
Debtor-in-Possession
Analysis of Financial Statements for DIP Compliance
October 2008
Consolidated Balance Sheet
Our current assets decreased by approximately $49.7 million from September 30, primarily as a result of lower accounts receivable and inventories, which related to the closure of our fiber operations, the consolidation of our PET Resins operations at the Pearl River plant, significantly reduced raw material costs, and the sale of the Johnsonville current assets which were held for sale. The balance sheet at October 31, 2008, reflected $70.7 million in borrowings under the DIP Facility. This is $37.9 million lower than the amount at September 30, 2008.
Consolidated Statement of Cash Flows
Net cash flows provided from continuing operations were $35.0 million in October, compared to $22.2 million used by operations in September. The increase in cash flows from operating activities in October resulted primarily from a decrease in accounts receivable and inventories. These cash flows combined with cash provided by discontinued operations resulted in repayments of approximately $38 million of the DIP Facility and approximately $6 million of our pre-petition obligations to the First Lienholders in October.
EBITDA for PET Resins
Under the DIP Facility, as amended, we are required to maintain a minimum monthly PET Resins EBITDA of $2,000,000 for the month of October 2008. The EBITDA for PET Resins for October 2008 was $2.9 million.

Wellman, Inc.
(Debtor-in-Possession)
Consolidated Statements of Operations
(In Millions)

	October	September
	2008	2008

Net Sales	$45.4	$66.1

Cost of Sales	54.0	71.6

Gross Profit (Loss)	(8.6)	(5.5)

Selling, General and Administrative Expenses	1.7	1.7

Other (Income) Loss	0.0	7.3

Operating Income (Loss)	(10.3)	(14.5)

Interest Expense, Net*	1.1	1.1

Earnings (Loss) from Continuing Operations Before Reorganization Items and Income Taxes	(11.4)	(15.6)

Reorganization Items, Net	2.5	1.7

Earnings (Loss) from Continuing Operations Before Income Taxes	(13.9)	(17.3)

Income Tax Expense (Benefit)	0.0	0.0

Earnings (Loss) from Continuing Operations	(13.9)	(17.3)

Earnings (Loss) from Discontinued Operations, Net of Tax	4.6	(10.9)

Net Earnings (Loss)	($9.3)	($28.2)

* -	Interest expense subsequent to Feb 22, 2008 only reflects interest on the DIP financing. Interest on the compromised debt, per the debt agreements, was $3.3 for October and $3.2 for September. These amounts are not included in the financial statements.

Wellman, Inc.
(Debtor-in-Possession)
Consolidated Statements of Operations
(In Millions)

	For the Month Ended		For the Year-to-Date
	October		Period Ended October
	2008	2007	2008	2007

Net Sales	$45.4	$83.1	$763.4	$919.7

Cost of Sales	54.0	82.3	776.5	909.1

Gross Profit (Loss)	(8.6)	0.8	(13.2)	10.6

Selling, General and Administrative Expenses	1.7	3.4	21.6	33.3

Other (Income) Loss	0.0	0.0	7.2	(9.7)

Operating Income (Loss)	(10.3)	(2.6)	(41.9)	(13.1)

Interest Expense, Net*	1.1	5.2	18.4	51.6

Earnings (Loss) from Continuing Operations Before Reorganization Items and Income Taxes	(11.4)	(7.8)	(60.4)	(64.7)

Reorganization Items, Net	2.5	0.0	24.5	0.0

Earnings (Loss) from Continuing Operations Before Income Taxes	(13.9)	(7.8)	(84.9)	(64.7)

Income Tax Expense (Benefit)	0.0	(0.0)	0.0	(3.7)

Earnings (Loss) from Continuing Operations	(13.9)	(7.8)	(84.9)	(61.0)

Earnings (Loss) from Discontinued Operations, Net of Tax	4.6	0.2	(8.5)	(0.3)

Net Earnings (Loss)	($9.3)	($7.6)	($93.4)	($61.3)

* -	Interest expense subsequent to Feb 22, 2008 only reflects interest on the DIP financing. Interest on the compromised debt, per the debt agreements, was $3.3 for the month of October and $27.6 year-to-date after Feb 22, 2008. These amounts are not included in the financial statements.

Wellman, Inc.
(Debtor-in-Possession)
Condensed Consolidated Balance Sheet
(In millions)

	October 31,	September 30,
	2008	2008
Assets
Current assets:
Cash and cash equivalents	$—	$2.1
Accounts receivable	89.4	111.4
Inventories	24.2	41.0
Prepaid expenses and other current assets	25.1	25.5
Current assets held for sale	—	8.4

Total current assets	138.7	188.4

Property, plant and equipment:
Land, buildings and improvements	76.3	76.3
Machinery and equipment	338.5	338.4
CIP	4.1	4.1

	418.9	418.8
Less accumulated depreciation	189.8	189.0

Net property, plant and equipment	229.1	229.8

Other assets	11.7	11.7
Noncurrent assets held for sale	—	4.8

Total Assets	$379.5	$434.7

Liabilities and Stockholders’ Deficit

Liabilities Not Subject to Compromise
Current Liabilities:
Accounts payable – trade	$4.4	$1.7
Accrued liabilities	20.3	23.1
Debtor in possession credit agreement	70.7	108.6
Other debt	—	—
Current liabilities associated with assets held for sale	—	—

Total current liabilities	95.4	133.4

Liabilities subject to compromise	526.0	532.0

Long-term debt	—	—
Deferred income taxes and other noncurrent liabilities	35.6	35.9
Noncurrent liabilities associated with assets held for sale	—	1.8

Total Liabilities	657.0	703.1

Stockholders’ Deficit:
Common stock	—	—
Preferred stock	185.7	185.7
Paid-in capital	248.8	248.6
Common stock warrants	4.9	4.9
Accumulated other comprehensive loss	—	—
Accumulated deficit	(667.4)	(658.1)
Less common stock in treasury	(49.5)	(49.5)

Total Stockholders Deficit	(277.5)	(268.4)

	$379.5	$434.7

Wellman, Inc.
(Debtor-in-Possession)
Condensed Consolidated Balance Sheet
(In millions)

	October 31,	October 31,
	2008	2007
Assets
Current assets:
Cash and cash equivalents	$—	$0.3
Accounts receivable	89.4	134.2
Inventories	24.2	71.0
Prepaid expenses and other current assets	25.1	33.4
Current assets held for sale	—	31.7

Total current assets	138.7	270.6

Property, plant and equipment:
Land, buildings and improvements	76.3	76.2
Machinery and equipment	338.5	927.2
CIP	4.1	6.6

	418.9	1,009.9
Less accumulated depreciation	189.8	490.4

Net property, plant and equipment	229.1	519.6

Other assets	11.7	11.3
Noncurrent assets held for sale	—	19.4

Total Assets	$379.5	$820.9

Liabilities and Stockholders’ Deficit

Liabilities Not Subject to Compromise
Current Liabilities:
Accounts payable – trade	$4.4	$80.1
Accrued liabilities	20.3	29.8
Debtor in possession credit agreement	70.7	—
Other debt	—	—
Current liabilities associated with assets held for sale	—	—

Total current liabilities	95.4	109.9

Liabilities subject to compromise	526.0	—

Long-term debt	—	546.0
Deferred income taxes and other noncurrent liabilities	35.6	48.2
Noncurrent liabilities associated with assets held for sale	—	1.8

Total Liabilities	657.0	705.9

Stockholders’ Deficit:
Common stock	—	—
Preferred stock	185.7	180.7
Paid-in capital	248.8	248.4
Common stock warrants	4.9	4.9
Accumulated other comprehensive loss	—	(0.6)
Accumulated deficit	(667.4)	(268.9)
Less common stock in treasury	(49.5)	(49.5)

Total Stockholders Deficit	(277.5)	115.0

	$379.5	$820.9

Wellman, Inc.
(Debtor-in-Possession)
Simplified Statement of Cash Flows
(in millions)

	October	September
	2008	2008
Cash flow from operating activities:
Net earnings (loss)	($9.3)	($28.2)
Adjustments to reconcile net earnings (loss) to net cash used in operating activities:
Loss from discontinued operations, net of tax	4.6	(10.9)
Depreciation	0.8	0.9
Amortization	1.5	1.4
Amortization in interest expense	0.6	0.6
Deferred taxes on income	0.0	0.0
Reorganization Items	2.5	1.7
Payment of reorganization items	(2.3)	(2.8)
Gain on sale of assets	0.0	0.0
Changes in assets and liabilities:
Accounts receivable	22.0	1.5
Inventories	16.7	11.1
Prepaid expenses and other current assets	(1.6)	1.3
Other assets	(0.1)	(0.0)
Accounts payable and accrued liabilities	(0.1)	1.2
Other liabilities	(0.3)	0.0
Other	0.0	0.0

Net cash provided (used) by operating activities	35.0	(22.2)

Cash flows from investing activities:
Additions to property, plant and equipment (net)	(0.1)	(0.2)
Proceeds from sale of assets	0.0	0.0

Net cash used by investing activities	(0.1)	(0.2)

Cash flows from financing activities:
Borrowings (Repayments) of long-term debt	(44.0)	(6.1)
Dividends paid on common stock	0.0	0.0
Debt and equity issuance costs	0.0	0.0

Net cash provided (used) by financing activities	(44.0)	(6.1)

Discontinued Operations:
Operating activities	(3.7)	29.5
Investing activities	10.7	0.0
Financing activities	0.0	0.0

Net cash provided (used) by discontinued operations	7.0	29.5

Increase (decrease) in cash and cash equivalents	(2.1)	1.0
Cash and cash equivalents at beginning of period	2.1	1.1

Cash and cash equivalents at end of period	$0.0	$2.1

Wellman, Inc.
(Debtor-in-Possession)
Simplified Statement of Cash Flows
(in millions)

	For the Month		For the YTD Period
	Ended October		Ended October
	2008	2007	2008	2007
Cash flow from operating activities:
Net earnings (loss)	($9.3)	($7.6)	($93.4)	($61.3)
Adjustments to reconcile net earnings (loss) to net cash used in operating activities:
Loss from discontinued operations, net of tax	4.6	0.2	(8.5)	(0.3)
Depreciation	0.8	3.0	10.5	34.1
Amortization	1.5	1.5	13.9	14.2
Amortization in interest expense	0.6	0.2	4.0	2.9
Deferred taxes on income	0.0	0.0	0.1	(3.2)
Johnsonville fibers disposal costs	0.0	0.0	0.0	0.0
Payments made against Jville fiber disposal costs	0.0	0.0	0.0	0.0
Reorganization Items	2.5	0.0	24.5	0.0
Payment of reorganization items	(2.3)	0.0	(20.5)	0.0
Gain on sale of assets	0.0	0.0	0.0	0.0
Changes in assets and liabilities:
Accounts receivable	22.0	7.8	33.3	20.1
Inventories	16.7	0.0	52.3	21.8
Prepaid expenses and other current assets	(1.6)	0.5	(11.2)	(0.6)
Other assets	(0.1)	0.0	(1.3)	0.3
Accounts payable and accrued liabilities	(0.1)	26.9	7.5	2.4
Other liabilities	(0.3)	(1.3)	(1.7)	(7.3)
Other	0.0	0.0	(0.2)	(1.3)

Net cash provided (used) by operating activities	35.0	31.2	9.2	21.8

Cash flows from investing activities:
Additions to property, plant and equipment (net)	(0.1)	(0.8)	(2.7)	(8.5)
Proceeds from sale of assets	0.0	0.0	0.0	0.0

Net cash used by investing activities	(0.1)	(0.8)	(2.7)	(8.5)

Cash flows from financing activities:
Borrowings (Repayments) of long-term debt	(44.0)	(32.3)	(40.6)	(30.3)
Dividends paid on common stock	0.0	0.0	0.0	(2.0)
Debt and equity issuance costs	0.0	0.0	(4.7)	0.0

Net cash provided (used) by financing activities	(44.0)	(32.3)	(45.3)	(32.3)

Discontinued Operations:
Operating activities	(3.7)	(0.1)	27.9	(11.7)
Investing activities	10.7	0.0	10.8	34.9
Financing activities	0.0	0.0	0.0	(3.9)

Net cash provided (used) by discontinued operations	7.0	(0.1)	38.7	19.3

Increase (decrease) in cash and cash equivalents	(2.1)	(2.0)	(0.0)	0.3
Cash and cash equivalents at beginning of period	2.1	2.3	0.0	0.0

Cash and cash equivalents at end of period	$0.0	$0.3	($0.0)	$0.3

Wellman, Inc.
EBITDAR, as defined
     We have provided a non-GAAP measure, “PET Resin EBITDA,” as defined, because our DIP Facility, as amended on September 15, 2008, uses this measurement as a key component. In accordance with our DIP Credit Facility, we must maintain a minimum monthly PET Resin EBITDA, as defined, and set forth in the agreement. We believe it is also an important measurement tool for (1) financial institutions that provide us with capital; (2) investors; and (3) our Board and management. In each instance, we use PET Resin EBITDA, as defined because it excluded items that are not expected to impact the long-term cash flow of the business and are not an indication of our ongoing performance. Our Board of Directors, CEO (our chief operating decision maker), and our senior management use PET Resin EBITDA, as defined, to evaluate the operating performance of the business. PET Resin EBITDA, as defined, under our DIP Credit Facility is calculated by adding consolidated PET Resin operating income (expense), income tax expense (benefit) related to PET Resin income (expense), consolidated interest expense, consolidated non-cash charges, non- recurring fees, cash charges and other cash expenses made or incurred in connection with entering into the DIP Facility, cash charges for professional fees relating to the bankruptcy, cash liquidation costs, and any impact from FIFO accounting.
     The following table reconciles Net earnings (loss) to PET Resin EBITDA, as defined for October 2008:

October 2008
Net Earnings (Loss)	$(9.3)
Net Earnings (Loss) from Discontinued Earnings	4.6
Loss from Continuing Operations	$(13.9)

Plus:
Interest Expense, Net	1.0
Palmetto Fiber Costs	4.0
Reorganization Items	2.6

Consolidated PET Resin Operating Income	$(6.3)
Plus:
(in each case to the extent deducted in the calculation of Consolidated PET Resin Operating Income, but without duplication):

all income taxes of such Person and its Subsidiaries paid or accrued in accordance with GAAP for such period (other than income taxes attributable to extraordinary gains or losses or non-recurring and non-operational charges or gains other than restructuring charges)

Consolidated Interest Expense
Consolidated Non-cash Charges	2.4
non-recurring fees, cash charges and other cash expenses made or incurred in connection with the Transactions cash charges for professional fees relating to the bankruptcy
Cash Liquidation Costs
any impact from FIFO accounting	6.8
PET Resin EBITDA	$2.9

Minimum PET Resin EBITDA requirement for the end of the current month, as set forth in Section 8.2(a) of the Credit Agreement	$2.0
In compliance?	Yes

     Despite the importance of PET Resins EBITDA, as defined, we recognize that this non-GAAP financial measure does not replace the presentation of our GAAP financial results and are not intended to represent cash flows or an alternative to net earnings (loss). The PET Resins EBITDA, as defined information we provide is simply supplemental information and an additional measurement tool to assist our management and certain investors in analyzing our performance.

In re Wellman, Inc., et al.
Case No. 08-10595 (SMB)
Reporting Period: October 1 – October 31, 2008
Cash Disbursements by Petitioning Entity

October 1 - October 31,
Petitioning Entities	Case Number:	2008
Wellman, Inc.	081-08-10595	$52,432,468
Fiber Industries, Inc.	081-08-10607	—
Wellman of Mississippi, Inc.	081-08-10605	—
PTA Resources LLC	081-08-10596	—
Prince, Inc.	081-08-10604	184
ALG, Inc.	081-08-10599	184
Wellman Fibres Ltd.	081-08-10598	—
MRF, Inc.	081-08-10600	—
Warehouse Associates Inc.	081-08-10601	—
MED Resins, Inc.	081-08-10602	—
Carpet Recycling of Georgia Inc.	081-08-10603	—
Josdav, Inc.	081-08-10606	—

$52,432,836